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                                EXHIBIT (23)(B)
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INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 1996, appearing on page 10 of The JPM Company's Annual Report on Form 10-K for the year ended September 30, 1996.



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania


January 13, 1997